UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2022

Dr. Foods, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56277	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

 “We”, “Us”, “Our”, “DRFS” and or “The Company” refer to Dr. Foods, Inc., a Nevada Corporation.

Item 3.03. Material Modification to Rights of Security Holders.

See Item 5.03 of this report which is incorporated into this Item 3.03 by this reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2022, the Company filed a Certificate of Change (the “Certificate”) with the Nevada Secretary of State to effect a Reverse Stock Split (the “Stock Split”), whereas every 200 shares of the Company’s issued and outstanding Common Stock will be automatically converted into one issued and outstanding share of Common Stock, without any change in the par value per share. The effective date of the Certificate of Change is September 21, 2022. Fractional shares as a result of the Stock Split will be rounded up to the nearest whole number. The Stock Split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the Stock Split. The Authorized Shares prior and following the Stock Split will remain the same at 4,800,000,000 shares of common stock, par value $0.0001 per share.

The Company’s board of directors (“the Board”) approved the aforementioned transaction.

In accordance with Nevada Revised Statutes (“NRS”) Section 78.209, under Nevada law, no amendment to the Company’s Articles of Incorporation was required in connection with the Reverse Stock Split.

The effective date listed on the Certificate of September 21, 2022 will likely differ from the market effective date when posted on FINRA’s daily list. An 8-K will be filed with the Securities and Exchange Commission after completion of our FINRA corporate action relating to the Stock Split, which at this time remains pending. It will include additional details, including, but not limited to, information regarding the market effective date of the Stock Split when posted on FINRA’s daily list.

Non-Certificated Shares; Certificated Shares: Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new stock certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder. Stockholders will be required to pay a transfer fee to exchange his, her, or its old certificates.

The contact information for the Company’s transfer agent is as follows:

Olde Monmouth Stock Transfer Co., Inc.

200 Memorial Parkway

Atlantic Highlands, NJ 07716

Phone (732) 872-2727

Fax (732) 872-2728

The foregoing summary of the Certificate of Change is subject to, and qualified in its entirety by reference to the Certificate of Change, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr. Foods, Inc.

Dated: September 14, 2022	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer